EXHIBIT 10.3.6
AFFIRMATION OF GUARANTY
(Safeguard Delaware / Safeguard Scientifics (Delaware))
     This AFFIRMATION OF GUARANTY is made as of May 2, 2007, by the undersigned (each a “Guarantor”; collectively, the “Guarantors”) and COMERICA BANK (“Bank”).
RECITALS
     Borrowers and Bank are parties to that certain Amended and Loan and Security Agreement, dated as of February 28, 2007 (the “Agreement”).
     Guarantors executed for the benefit of Bank an Unconditional Guaranty dated as of September 30, 2004 (the “Guaranty”), guarantying certain amounts owing by Borrowers to Bank, and an Affirmation of Guaranty dated as of February 28, 2007, which Guarantors executed in connection with the Agreement. Borrowers and Bank wish to amend the Agreement to provide, among other things, for an increase of the Revolving Line to $7,500,000. Bank has agreed to enter into the First Amendment and Waiver to Amended and Restated Loan and Security Agreement (the “Amendment”) provided, among other things, that Guarantors consent to the entry by Borrowers into the Amendment and related documents and agree that the Guaranty will remain effective.
AGREEMENT
     NOW, THEREFORE, Guarantors agree as follows:
     1. Each Guarantor consents to the execution, delivery and performance by Borrower of the Amendment and the documents and instruments executed in connection therewith.
     2. The Guaranty is and shall remain in full force and effect with respect to all of Borrowers’ Obligations as defined in the Guarantied Loan Agreement. Each Guarantor confirms that, as of the date hereof, it has no defenses against its obligations under the Guaranty.
     3. Each Guarantor represents and warrants that the Representations and Warranties contained in the Guaranty are true and correct as of the date of this Affirmation except (i) to the extent such representations and warranties expressly relate to an earlier date, which representations and warranties are true and correct as of such date; and (ii) for those changes to the representations and warranties resulting from events, occurrences or circumstances permitted under the applicable Loan Documents. Unless otherwise defined, all capitalized terms in this Affirmation shall be as defined in the Guaranty.
     4. The Guaranty, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Affirmation and shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Guaranty, as in effect prior to the date hereof. Each Guarantor ratifies and reaffirms the continuing effectiveness of all instruments, documents and agreements entered into in connection with the Guaranty.
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     IN WITNESS WHEREOF, the undersigned Guarantors have executed this Affirmation of Guaranty as of the first date above written.

SAFEGUARD DELAWARE, INC.

By:	/s/ Steven J. Feder

Title:	Vice President

SAFEGUARD SCIENTIFICS (DELAWARE), INC.

By:	/s/ Steven J. Feder

Title:	Vice President

COMERICA BANK

By:	/s/ Charles R. Bowman

Title:	Vice President